Exhibit 99.1
Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO SETS APRIL 28 CALL
FOR FIRST QUARTER RESULTS

CRANFORD, NJ, April 12, 2011 – Metalico, Inc. (NYSE Amex: MEA) a scrap metal recycler and lead products fabricator, will host a conference call on Thursday, April 28, 2011 at 10:00 a.m. Eastern time to discuss its earnings results for the quarter ended March 31, 2011 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (800) 446-1671 (toll free) or (847) 413-3362 (toll call), Conference Confirmation Number 29486652. Callers should identify the Metalico First Quarter results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available after the call. An audio replay of the call will also be available at (888) 843-7419 (toll free) or (630) 652-3042 (toll call) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. Metalico currently operates twenty-six recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE Amex under the symbol MEA.

This announcement and the April 28 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:

Metalico, Inc.

Carlos E. Agüero, President and Chief Executive Officer

Michael J. Drury, Executive Vice President

info@metalico.com

186 North Avenue East

Cranford, NJ 07016

(908) 497-9610
FAX: (908) 497-1097
www.metalico.com

# # #